                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Serologicals Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            Serologicals Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            SEROLOGICALS CORPORATION
                              5655 SPALDING DRIVE
                            NORCROSS, GEORGIA 30092

                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 2002

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Serologicals Corporation (the "Corporation") will be held at 8:00 A.M., local time, on May 7, 2002, at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092, for the following purposes:

          1. To elect two Class 1 Directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2005 and until the election and qualification of their respective successors; and

          2. To transact such other business as may properly come before the meeting.

     Only holders of record of the Corporation's $0.01 par value common stock (the "Common Stock") at the close of business on March 12, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

     STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors,

                                           Jeffrey D. Linton
                                           Secretary

Dated: April 10, 2002

                            SEROLOGICALS CORPORATION
                              5655 SPALDING DRIVE
                            NORCROSS, GEORGIA 30092
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Serologicals Corporation (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held at 8:00 A.M., local time, on May 7, 2002, at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Blvd., Norcross, GA 30092 and at any adjournments thereof. The purposes of the meeting are:

          1. To elect two Class 1 directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2005 and until the election and qualification of their respective successors; and,

          2. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) FOR the election as directors of the nominees of the Board of Directors named below and
(ii) in the discretion of the persons named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is April 10, 2002.

                                     VOTING

     Holders of record of the Corporation's Common Stock on March 12, 2002 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 24,293,248 shares of Common Stock outstanding and entitled to vote, and a majority will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

     Directors are elected by a plurality of votes cast. Abstentions and broker non-votes will have no effect on the election of Directors. The Board of Directors recommends a vote FOR each of the nominees named below.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     Two directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. Both such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve as a director and the nominees have each agreed to serve if elected.

     The Board of Directors currently consists of nine members and is divided into three classes. The Corporation's Amended and Restated Certificate of Incorporation, as amended, and By-Laws provide that three nominees should be considered for election. However, because the Board did not re-nominate one director for election, the Board will have a vacancy until it either appoints someone to fill the vacancy or reduces the size of the Board. Proxies may not be voted for a greater number of persons than the nominees named. The following information is derived from information supplied by the nominees and directors and is presented with respect to the nominees for election as directors of the Corporation in Class 1 to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes 2 and 3 whose terms expire at the annual meeting of stockholders occurring in 2003 and 2004, respectively, and until the election and qualification of their respective successors.

                NOMINEES FOR DIRECTOR WHOSE TERMS EXPIRE IN 2005
                                   (CLASS 1)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF NOMINEE                                               AGE   CORPORATION SINCE
---------------                                               ---   -----------------
Gerard M. Moufflet..........................................  58          2001
Lawrence E. Tilton..........................................  66          1996

                        DIRECTORS WHOSE TERMS OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

     Directors Whose Terms Expire in 2003 (CLASS 2)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF DIRECTOR                                              AGE   CORPORATION SINCE
----------------                                              ---   -----------------
David A. Dodd...............................................  52          2000
Wade Fetzer, III............................................  64          1997
Samuel A. Penninger, Jr. ...................................  60          1983

     Directors Whose Terms Expire in 2004 (CLASS 3)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF DIRECTOR                                              AGE   CORPORATION SINCE
----------------                                              ---   -----------------
Ralph E. Christoffersen, Ph.D. .............................  64          2001
Desmond H. O'Connell, Jr. ..................................  66          1998
George M. Shaw, M.D., Ph.D. ................................  48          1993

     Gerard M. Moufflet has been a director of the Corporation since April 2001 and is a member of the Audit Committee and the Compensation and Personnel Committee. Mr. Moufflet is currently the Chief Executive Officer and Founder of Acceleration International, a private equity investment firm focused on healthcare. Mr. Moufflet was a Managing Director for Advent International, a private equity investment firm, from 1989 to December 2001. From 1972 to 1989, Mr. Moufflet served in various capacities for Baxter Travenol, most recently as Corporate Vice President responsible for various European operations. Mr. Moufflet serves as a director of Curative Health Services Inc., a publicly traded disease management company, Harvard Dental School and other private companies and not-for-profit organizations.

     Lawrence E. Tilton has been a director of the Corporation since July 1996 and is currently chairman of the Corporation's Compensation and Personnel Committee, and a member of the Corporate Governance and Nominating Committee. Mr. Tilton retired from American Cyanamid Company, a diversified chemical and pharmaceutical company, in December 1994. Since 1960, Mr. Tilton served in various capacities within American Cyanamid, including as President of the Lederle Laboratories Division from December 1993 until his retirement and President, Lederle Consumer Health from December 1990 to December 1993.

     David A. Dodd has served as President, Chief Executive Officer and a director of the Company since June 2000. From August 1995 to June 2000, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc., and as a member of the Management Board for the Pharmaceutical Sector of Solvay S.A. In addition, Mr. Dodd served as Chairman of the Board of Unimed Pharmaceuticals, Inc., a subsidiary of Solvay, from July 1999 to June 2000. Prior to joining Solvay, Mr. Dodd served in a number of management and executive positions for major life science corporations, including American Home Products, Bristol-Myers Squibb, and Abbott Laboratories. Mr. Dodd currently also serves on the boards of directors of two not-for-profit organizations.

     Wade Fetzer, III has been a director of the Corporation since December 1997 and is the chairman of the Audit Committee and a member of the Research and Development Committee. Mr. Fetzer joined the Goldman Sachs Group in 1971 where he has served as a General Partner from 1986 to 1994, as a Limited Partner from 1994 to 1999 and as an Advisory Director since 1999. Mr. Fetzer serves as Chairman Emeritus for the University of Wisconsin Foundation and the Kellogg Alumni Advisory Board.

     Samuel A. Penninger, Jr. has served as director of the Corporation since 1983 and is a member of the Corporation's Corporate Governance and Nominating Committee and of the Corporation's Regulatory Compliance Committee. From March 1983 until March 1993, Mr. Penninger also served as President of the Corporation and from March 1993 until May 2000 he served as Chairman of the Board of Directors. Mr. Penninger founded the Corporation in 1971. He has served as a director of the American Blood Resource Association and is a member of the American Association of Blood Banks.

     Ralph E. Christoffersen, Ph.D. has served as a director of the Corporation since August 2001 and is the chairman of the Research and Development Committee and a member of the Regulatory Compliance Committee. Dr. Christoffersen serves as the Chairman of the Board of Ribozyme Pharmaceuticals Inc. ("RPI") and also serves on the Board of Atugen AG and the Biotechnology Industry Organization. From 1992 until July 2001, Dr. Christoffersen served as Chief Executive Officer and President of RPI. Prior to joining RPI, Dr. Christoffersen was Senior Vice President in charge of SmithKline Beecham Pharmaceuticals' U.S. Research operations. Previously, he was employed by The Upjohn Company as Vice President of Discovery Research. He has also served as President of Colorado State University and as Vice Chancellor for Academic Affairs and Professor of Chemistry at the University of Kansas.

     Desmond H. O'Connell, Jr. has been a director of the Corporation since July 1998 and has served as Chairman of the Board of Directors since May 2000. From September 1999 until June 2000, Mr. O'Connell served as interim President and Chief Executive Officer of the Corporation. Since 1990, Mr. O'Connell has been an independent management consultant. Mr. O'Connell was with the BOC Group, PLC, an industrial gas and health care company, in senior management positions from 1980 to 1990 and was a member of the Board of Directors of BOC Group, PLC from 1983 to 1990. From April 1990 until September 1990, Mr. O'Connell was President and Chief Executive Officer of BOC Healthcare. From 1986 to April 1990, he was Group Managing Director of BOC Group, PLC. Prior to joining BOC, Mr. O'Connell held various positions at Baxter Laboratories, Inc. including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O'Connell is currently a member of the Board of Directors of Abiomed, Inc., a publicly traded manufacturer and marketer of cardiac assist devices.

     George M. Shaw, M.D., Ph.D. has been a director of the Corporation and a member of its Scientific Advisory Board since August 1993. Dr. Shaw is currently the chairman of the Corporation's Regulatory Compliance Committee and a member of the Research and Development Committee. Dr. Shaw is an Investigator with the Howard Hughes Medical Institute and Director, Division of Hematology/Oncology (Department of Internal Medicine) at the University of Alabama at Birmingham, where he has served on the faculty since 1985. Dr. Shaw has served as the Deputy Director and Senior Scientist at the Center for AIDS Research and as Senior Scientist at the Comprehensive Cancer Center at the University of Alabama at Birmingham since July 1988. Dr. Shaw serves as an External Advisory Committee Member of the Aaron Diamond AIDS Research Center and the University of California at San Francisco Center for AIDS Research.

                             MEETINGS OF THE BOARD

     During the fiscal year ended December 30, 2001, seventeen meetings of the Board of Directors were held. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served held in 2001 while he was a director. The Corporation's Board of Directors currently has the following standing Board Committees: Compensation and Personnel Committee, Audit Committee, Corporate Governance and Nominating Committee, Regulatory Compliance Committee and Research and Development Committee.

     The Compensation and Personnel Committee is responsible for approving (or, at the election of the Compensation and Personnel Committee, recommending to the Board) compensation arrangements for officers and directors of the Corporation, succession planning, reviewing benefit plans and administering the Corporation's various stock option and other equity-related plans. This Committee held six meetings during the Corporation's last fiscal year.

     The Audit Committee is responsible for providing oversight of the Corporation's activities, primarily as they relate to financial matters, to ensure that they are conducted in a legal and ethical manner. This Committee oversees the Corporation's financial reporting, control and internal and external audit functions, and is responsible for selecting (or, at the election of the Audit Committee, recommending to the Board) the independent auditors of the Corporation, evaluating the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls and reviewing any non-audit services performed by the independent auditors. In addition, the Committee reviews with management and the independent auditors proposed interim financial statements. Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. This Committee held six meetings during the Corporation's last fiscal year.

     The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board on Board organization and procedures, performance evaluation of the Board, individual directors and the Chief Executive Officer and nomination of directors. This Committee held three meetings during the Corporation's last fiscal year. This Committee will consider nominations for directors from stockholders that meet the timeliness and other requirements of the Company's Certificate of Incorporation, By-laws and applicable law. Any such nominations should be made in writing to the Secretary, Serologicals Corporation, 5655 Spalding Drive, Norcross, GA 30092.

     The Regulatory Compliance Committee is responsible for overseeing the Corporation's compliance with respect to non-financial regulatory matters. This Committee met three times during 2001.

     The Research and Development Committee was established in November, 2001. This Committee is responsible for oversight of the research and development activities of the Corporation and the strategies and tactics for research and development, including a review of matching research and development strategies and tactics with the necessary human, facility and other material resources. The Research and Development Committee held one meeting in fiscal 2001.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Pursuant to its written charter, the Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee has met and held discussions with management and Arthur Andersen LLP, the independent auditors. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 30, 2001 with management and reviewed and discussed with management and the independent auditors the critical accounting policies followed in preparing the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     The Corporation's independent auditors also provided to the Audit Committee written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit

Committees), and the Audit Committee discussed with the independent auditors the auditors' independence from the Corporation.

     Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 30, 2001 filed with the Securities and Exchange Commission.

                                AUDIT COMMITTEE
                           Wade Fetzer, III, Chairman
                               Gerard M. Moufflet
                               Matthew C. Weisman

           SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table provides information as of April 3, 2002 (except as otherwise disclosed in the footnotes to the table) as to (i) each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities, (ii) each director and nominee, (iii) each of the Named Executive Officers (as defined in "Executive Compensation" below), and
(iv) all current directors and executive officers as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP(1)   COMMON STOCK(2)
---------------------------------------                       ------------   ---------------
T. Rowe Price Associates, Inc. and affiliated companies(3)
  100 E. Pratt Street
  Baltimore, MD 21202.......................................   2,740,950          11.3%
Putnam Investment Management, and affiliated companies(4)
  One Post Office Square
  Boston, MA 02109..........................................   2,674,526          11.1%
SAFECO Asset Management and affiliated companies(5)
  SAFECO Plaza
  Seattle, WA 98185-0001....................................   1,674,256           6.9%
Samuel A. Penninger, Jr.(6).................................     565,062           2.3%
Keith J. Thompson(7)........................................     196,400             *
Desmond H. O'Connell, Jr.(8)................................     184,000             *
David A. Dodd(9)............................................     132,160             *
Wade Fetzer, III(10)........................................     121,000             *
Lawrence E. Tilton(11)......................................      87,493             *
George M. Shaw, MD., Ph.D.(12)..............................      50,750             *
Matthew C. Weisman(13)......................................      40,550             *
Gerard M. Moufflet(14)......................................      31,359             *
Jeffrey D. Linton(15).......................................      21,802             *
Sue Sutton-Jones(16)........................................      12,086             *
Ralph E. Christoffersen, Ph.D.(17)..........................       5,938             *
All current executive officers and directors as a group
  (consisting of 15 individuals)(18)........................   1,453,638           5.8%

---------------

  *  Less than 1%

 (1) This table identifies persons having voting and investment power with respect to the shares, or shares underlying options, set forth opposite their names as of April 3, 2002, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

 (2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of April 3, 2002. For purposes of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of April 3, 2002 are deemed to be beneficially owned by, and only outstanding with respect to, such person.

 (3) Based on a joint Schedule 13G dated February 14, 2002 filed with the Securities and Exchange Commission ("the Commission"), as of December 30, 2001 T. Rowe Price Associates, Inc. was the beneficial owner of 2,740,950 shares of Common Stock, with sole voting power with respect to 278,500 shares and sole dispositive power with respect to 2,740,950 shares of Common Stock. T. Rowe Price Associates, Inc. disclaims beneficial ownership to any of these shares. T. Rowe Price New Horizons

     Fund, Inc. was the beneficial owner with sole voting power of 1,800,000 shares of Common Stock, and had no dispositive powers. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares reported.

 (4) Based on a joint Schedule 13G dated February 5, 2002 filed with the Commission, as of December 30, 2001 Putnam Investments LLC was the beneficial owner of 2,674,526 shares of Common Stock, with shared voting power of 1,090,491 shares of Common Stock and shared dispositive powers of 2,674,526 shares of Common Stock; Putnam Investment Management LLC was the beneficial owner with shared dispositive power of 1,131,991 shares of Common Stock; and The Putnam Advisory Company, LLC was the beneficial owner of 1,542,535 shares of Common Stock, with shared voting power of 1,090,491 shares of Common Stock and shared dispositive power of 1,542,535 shares of Common Stock.

 (5) Based on a joint Schedule 13G dated January 25, 2002 filed with the Commission, as of December 30, 2001 SAFECO Corporation was the beneficial owner with shared voting and dispositive power of 1,674,256 shares of Common Stock; SAFECO Common Stock Trust was the beneficial owner with shared voting and dispositive power of 1,173,456 shares of Common Stock; and SAFECO Asset Management Company was the beneficial owner with shared voting and dispositive power of 1,674,256 shares of Common Stock. SAFECO Asset Management Company and SAFECO Corporation disclaim beneficial ownership of the shares reported.

 (6) Includes 540,062 shares held jointly with Mr. Penninger's spouse, and 7,500 shares held in each of two trusts for certain members of his family and of which his spouse is trustee, and includes 10,000 shares of Common Stock that Mr. Penninger has the right to acquire pursuant to options exercisable within 60 days.

 (7) Includes 6,575 shares held by Mr. Thompson's spouse, and includes 183,250 shares of Common Stock that Mr. Thompson has the right to acquire pursuant to options exercisable within 60 days.

 (8) Includes 136,000 shares of Common Stock that Mr. O'Connell has the right to acquire pursuant to options exercisable within 60 days.

 (9) Includes 112,500 shares of Common Stock that Mr. Dodd has the right to acquire pursuant to options exercisable within 60 days, and Deferred Stock Units representing 7,843 shares of Common Stock distributable to Mr. Dodd if his employment with the Corporation is terminated.

(10) Includes 72,000 shares of Common Stock that Mr. Fetzer has the right to acquire pursuant to options exercisable within 60 days.

(11) Includes 75,493 shares of Common Stock that Mr. Tilton has the right to acquire pursuant to options exercisable within 60 days.

(12) Includes 44,750 shares of Common Stock that Dr. Shaw has the right to acquire pursuant to options exercisable within 60 days.

(13) Includes 31,375 shares of Common Stock that Mr. Weisman has the right to acquire pursuant to options exercisable within 60 days.

(14) Includes 10,959 shares of Common Stock that Mr. Moufflet has the right to acquire pursuant to options exercisable within 60 days.

(15) Includes 18,750 shares of Common Stock that Mr. Linton has the right to acquire pursuant to options exercisable within 60 days, and Deferred Stock Units representing 1,998 shares of Common Stock distributable to Mr. Linton if his employment with the Corporation is terminated.

(16) Includes 10,000 shares of Common Stock that Ms. Sutton-Jones has the right to acquire pursuant to options exercisable within 60 days, and Deferred Stock Units representing 2,086 shares of Common Stock distributable to Ms. Sutton-Jones if her employment with the Corporation is terminated.

(17) Represents shares of Common Stock that Dr. Christoffersen has the right to acquire pursuant to options exercisable within 60 days.

(18) Includes 711,015 shares of Common Stock which members of the group have the right to acquire pursuant to options exercisable within 60 days, and Deferred Stock Units representing 15,895 shares of

     Common Stock distributable to certain members of the group if their employment with the Corporation is terminated.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal years ended December 30, 2001, December 31, 2000 and December 26, 1999, the compensation for services in all capacities to the Corporation of the individuals serving or having served as chief executive officer and the other four most highly compensated executive officers of the Corporation during the fiscal year ended December 30, 2001 (collectively, the "Named Executive Officers"):

                                                         ANNUAL COMPENSATION
                                                 ------------------------------------                SECURITIES
                                                                         OTHER ANNUAL   RESTRICTED   UNDERLYING    ALL OTHER
                                                 SALARY       BONUS      COMPENSATION     STOCK       OPTIONS     COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR     ($)       ($)(2)         ($)(3)        ($)(4)       (#)(5)         ($)
      ---------------------------         ----   -------     -------     ------------   ----------   ----------   ------------
David A. Dodd...........................  2001   346,684(1)  245,000        30,847        50,000           --         9,805(6)
  President and Chief Executive Officer   2000   195,846      83,750(1)      7,700            --      450,000           186
Keith J. Thompson.......................  2001   190,000      95,000            --            --       17,500         8,550(6)
  Vice President,                         2000   190,000      85,400            --            --       15,000         8,550
  Global Manufacturing Operations         1999   165,000      25,000            --            --      225,000         7,612
Sue Sutton-Jones........................  2001   189,277     106,404         4,694                     40,000       113,584(6)
  Vice President, Global Regulatory
  Affairs, Quality Assurance, Compliance
  and Medical Affairs
Jeffrey D. Linton.......................  2001   180,000     101,892         4,496        30,000           --         3,631(6)
  Vice President, Corporate Business      2000    41,538      20,000            --            --       75,000            --
  Development, Legal and Public Affairs;
  Corporate Secretary
Peter J. Pizzo, III.....................  2001   129,149          --            --            --           --        46,857(6)
  Former Vice President, Finance and      2000   171,154      70,000            --            --       20,000         6,564
  Chief Financial Officer                 1999    90,960      16,000                          --       49,000         2,661

---------------

(1) Includes deferral of $73,060 of salary earned in 2001 and $41,875 of bonus earned in 2000.

(2) Represents bonuses earned in the year stated of which for 2001 $100,000, $26,601, and $25,473 were deferred for Mr. Dodd, Ms. Sutton-Jones, and Mr. Linton, respectively. The Compensation and Personnel Committee awarded Deferred Stock Units under the Corporation's Stock Incentive Plan in lieu of the bonus amounts deferred. The Deferred Stock Units represent Common Stock awarded at a discount of 15% of the fair market value of the Common Stock on the date of the award. The difference between the fair market value represented by the Deferred Stock Units awarded and the bonus earned but deferred is included in the column entitled "Other Annual Compensation." The Deferred Stock Units are immediately vested and, unless further deferred at the executive's election, are distributable at the rate of 33 1/3% per year over three years, or termination of employment, if earlier.

(3) Includes an automobile allowance of $13,200 and $7,700 for Mr. Dodd in 2001 and 2000, respectively, and the difference between the fair market value of the Common Stock represented by the Deferred Stock Units awarded and the bonus earned but deferred as reported in Footnote 2, totaling $17,647 for Mr. Dodd in 2001. Also represents for Ms. Sutton-Jones and Mr. Linton the difference between the fair market value of the Common Stock represented by the Deferred Stock Units awarded and the bonus earned but deferred as reported in Footnote 2.

(4) Represents award of deferred stock units based on the fair market value of Common Stock on the date of the award.

(5) Represents options to purchase shares of Common Stock.

(6) Includes matching contributions to the Corporation's 401(k) plan of $8,956, $3,323 and $6,176 for Mr. Dodd, Mr. Linton and Mr. Pizzo, respectively, premiums paid for term life insurance of $849, $190, $308 and $301 for Mr. Dodd, Ms. Sutton-Jones, Mr. Linton and Mr. Pizzo, respectively, and relocation reimbursement and related tax gross up of $74,910 and $38,484 for Ms. Sutton Jones. For Mr. Thompson, represents matching contributions to a retirement plan available to U.K.-based employees. Also includes $40,380 for continuation of salary pursuant to a separation agreement with Mr. Pizzo.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended December 30, 2001 to each of the Named Executive Officers who received option grants during such year.

                                                                                       POTENTIAL REALIZED
                                                                                        VALUE OF ASSUMED
                                                                                             ANNUAL
                             NUMBER OF                                                RATES OF STOCK PRICE
                             SECURITIES                                                 APPRECIATION FOR
                             UNDERLYING       % OF TOTAL                                 OPTION TERM(1)
                              OPTIONS       OPTIONS GRANTED   EXERCISE                ---------------------
                              GRANTED       TO EMPLOYEES IN    PRICE     EXPIRATION     5.0%        10.0%
NAME                            (#)           FISCAL YEAR      ($/SH)       DATE         ($)         ($)
----                         ----------     ---------------   --------   ----------   ---------   ---------
David A. Dodd..............        --               --             --            --         --          --
Keith J. Thompson..........    17,500(2)          5.06%        $16.71    11/12/2007   $ 99,452    $225,624
Sue Sutton-Jones...........    40,000(3)         11.57          14.00    01/02/2007    190,454     432,074
Jeffrey D. Linton..........        --               --             --            --         --          --
Peter J. Pizzo, III........        --               --             --            --         --          --

---------------

(1) Potential realizable values are based on the fair market value per share on the date of the grant and represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and are not intended to forecast possible future appreciation, if any, of the Corporation's Common Stock price. There can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.

(2) These options vest at the rate of 25% of the shares covered by the option on each of the first four anniversary dates of the grant of the option, which was November 12, 2001.

(3) These options vest at the rate of 25% of the shares covered by the option on each of the first four anniversary dates of the grant of the option, which was January 2, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to (i) each exercise of options by the Named Executive Officers during the fiscal year ended December 30, 2001, (ii) the number of unexercised options held by each of the Named Executive Officers who held options as of December 30, 2001 and (iii) the value of unexercised in-the-money options as of December 30, 2001.

                                                                NUMBER OF
                                 SHARES                   SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                               ACQUIRED ON    VALUE      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                EXERCISE     REALIZED      FISCAL YEAR END(#)          AT FISCAL YEAR END ($)
NAME                               (#)         ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                           -----------   --------   -------------------------   ----------------------------
David A. Dodd................        --            --     112,500/337,500              $1,851,750/$5,555,250
Keith J. Thompson............        --            --     183,250/112,500               1,844,723/1,660,700
Sue Sutton-Jones.............        --            --      10,000/30,000                   76,500/229,500
Jeffrey D. Linton............        --            --      18,750/56,250                  279,375/838,125
Peter J. Pizzo, III..........    55,813      $604,580        --/24,000                       --/222,600

---------------

(1) Calculated on the basis of the fair market value of $21.65 of the Common Stock on December 30, 2001, minus the per share exercise price.

COMPENSATION OF DIRECTORS

     Non-employee directors are entitled to an annual retainer of $20,000 ($40,000 for the non-executive Chairman of the Board of Directors) for serving as a Board member and annual retainers of $5,000 for serving as a committee chairman and $2,000 for serving as a committee member. Directors are also paid $1,500 for each in-person Board or committee meeting attended and $500 for each telephonic Board or committee meeting attended. No additional compensation is payable to a director for a Committee meeting held on the same day as a Board meeting. Non-employee directors are also reimbursed for out-of-pocket expenses in connection with attendance at such meetings.

     The Stock Incentive Plan adopted by the stockholders in May 2001 currently provides for an annual grant of options to purchase 10,000 shares of Common Stock (15,000 shares for a non-executive Chairman of the Board) (the "Annual Grant"), which vests over four quarters, to each eligible director on May 15th each year. The Stock Incentive Plan incorporated and superseded the Amended and Restated Non-Employee Directors Stock Option Plan (the "NED Plan") which was originally adopted in 1995 and subsequently amended in May 1998 and May 2000. Directors who have previously received a lump sum grant upon election to the Board under the NED Plan (the "Lump-Sum Grant"), which vests over four years, are not eligible to receive the Annual Grant until such time as the Lump-Sum Grant becomes fully vested. The Compensation and Personnel Committee administers the Stock Incentive Plan.

     In May 2000, the Board of Directors adopted the Amended and Restated Serologicals Corporation Compensation Plan for Non-Employee Directors (the "Director Compensation Plan"). Pursuant to the Director Compensation Plan, each non-employee director of the Corporation may elect to receive his Board compensation either in cash, shares of Common Stock or partly in cash and partly in shares of Common Stock. In addition, an eligible director may defer the receipt of the Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     In connection with the commencement of Mr. Dodd's employment, the Corporation entered into an employment agreement with him in May 2000 for an initial term of two years and subsequent automatic one-year renewals unless earlier terminated pursuant to the provisions thereof. Such agreement provides for a current base salary of $376,500 per annum, and eligibility to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. Specifically, Mr. Dodd shall be entitled to a bonus equal to 50%-75% of his base salary upon the achievement of the operating goals established by the Board of Directors. Mr. Dodd's agreement also provides for certain insurance, an automobile allowance and other benefits. In addition, pursuant to such agreement, Mr. Dodd received options to purchase up to 450,000 shares of Common Stock, 225,000 of which have an exercise price of $5.00 per share and 225,000 of which have an exercise price of $5.375 per share (none of which had been exercised as of April 10, 2002). Such options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Dodd's employment, June 1, 2000. Mr. Dodd's agreement provides that if he is terminated for any reason other than "for cause", death or disability, he shall continue to receive his current base salary and benefits for a period of one year from the date of such termination. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

     In connection with Mr. Thompson's appointment to the position of Vice President, Diagnostic Operations, the Corporation entered into an agreement with him in January 1998 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. The agreement continues to apply to his position as Vice President, Global Manufacturing Operations (which became effective in April 2002) and provides for a current base salary of $199,500 per annum, and eligibility to participate in such bonus and compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. The agreement also provides for participation in certain employee benefit programs of the Corporation. Mr. Thompson's agreement provides that only in the event his employment is terminated as a result of the elimination of his position, Mr. Thompson shall receive payments equivalent to his base salary for a nine-month period from the effective date of termination. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

     In connection with the commencement of Ms. Sutton-Jones' employment, the Corporation entered into an employment agreement with her in November 2000 for an initial term of one year and subsequent automatic one-year renewals unless earlier terminated pursuant to the provisions thereof. Such agreement provides for a current base salary of $210,000 per annum, and eligibility to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. Specifically, Ms. Sutton-Jones shall be entitled to a bonus target equal to 40% of her base salary upon the achievement of the goals established by the President & Chief Executive Officer. Ms. Sutton-Jones' agreement also provides for certain insurance and other benefits. In addition, pursuant to such agreement, Ms. Sutton-Jones received options to purchase up to 40,000 shares of Common Stock with an exercise price of $14.00 per share (none of which had been exercised as of April 10, 2002). Such options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Ms. Sutton-Jones' employment, January 2, 2001. Ms. Sutton-Jones' agreement provides that if she is terminated for any reason other than "for cause", death or disability, she shall continue to receive her current base salary and benefits for a period of one year from the date of such termination. Such agreement also contains non-competition provisions for the period of employment and 24 months thereafter.

     In connection with the commencement of Mr. Linton's employment, the Corporation entered into an employment agreement with him in September 2000 for an initial term of one year and subsequent automatic one-year renewals unless earlier terminated pursuant to the provisions thereof. Such agreement provides for a current base salary of $191,700 per annum, and eligibility to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. Specifically, Mr. Linton shall be entitled to a bonus target equal to 40% of his base salary upon the achievement of the goals established by the President & Chief Executive Officer. Mr. Linton's agreement also provides for certain insurance and other benefits. In addition, pursuant to such agreement, Mr. Linton received options to purchase up to 75,000 shares of Common Stock with an exercise price of $6.75 per share (none of which had been exercised as of April 10, 2002). Such options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Linton's employment, October 9, 2000. Mr. Linton's agreement provides that if he is terminated for any reason other than "for cause", death or disability, he shall continue to receive his current base salary and benefits for a period of one year from the date of such termination. Such agreement also contains non-competition provisions for the period of employment and 24 months thereafter.

     In July 2001, the Corporation entered into an agreement with Mr. Pizzo regarding Mr. Pizzo's termination of employment with the Corporation. Pursuant to this agreement, Mr. Pizzo's employment was terminated effective September 5, 2001. As the termination was not "for cause," as defined in Mr. Pizzo's employment agreement, Mr. Pizzo is entitled to receive one year of severance payable at the highest base salary held by him during his employment ($175,000), as well as the continuation of his health insurance benefits during this severance period. The July 2001 agreement also provided that, for a period of one (1) year from September 5, 2001, Mr. Pizzo shall continue to cooperate with the Corporation if so requested with respect to the continued transition of his duties. In exchange for, and based upon Mr. Pizzo's compliance with the above, the Corporation agreed that any unvested options to purchase the Corporation's common shares that had been granted to Mr. Pizzo will vest on September 5, 2002 and Mr. Pizzo will have until December 5, 2002 to exercise any such options.

     In March 1998, the Corporation entered into a severance agreement with Mr. Thompson. Pursuant to this agreement, Mr. Thompson is entitled to a lump-sum termination payment equal to two times his salary and bonus averaged over the most recent three-year period, a gross-up for excise taxes, if any, the continuation of all benefits for two years and the vesting of all outstanding and unvested stock options in the event that within two years after the occurrence of a "Change in Control", either (i) the Corporation terminates his employment or (ii) he terminates his employment following a "Constructive Dismissal". "Change in Control" is defined as (a) a majority change in the Board of Directors not approved by the incumbent Board, (b) any person or group (not including such executive) acquiring (i) beneficial ownership of thirty percent or more of the Corporation's voting securities or (ii) all or substantially all of the assets of the Corporation, (c) commencement of a tender offer for capital stock of the Corporation or (d) the stockholders of the Corporation approving the liquidation of the Corporation or the sale of all or substantially all of its assets. "Constructive Dismissal" is defined as (a) demotion, (b) changes in title or reporting relationship resulting in a diminution of position, duties, authority or responsibility, (c) significant reduction of duties, (d) material decrease in benefits or compensation by 10% or greater, (e) significant increase in duties or responsibilities without a corresponding change of title and increase in compensation or (f) relocation.

COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Personnel Committee are described under "Meetings of the Board" and their relationship to the Corporation is described under "Information as to Nominees and Other Directors."

                  COMPENSATION AND PERSONNEL COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Personnel Committee of the Board of Directors establishes and reviews the Corporation's arrangements and programs for compensating its officers, including the Named Executive Officers and all compensation-related arrangements involving the Corporation's stock or stock options. The Compensation and Personnel Committee is composed of directors who are neither officers nor employees of the Corporation. In prior years, the Corporation retained outside compensation consultants to evaluate the Corporation's compensation practices from a competitive standpoint. In 2001, the Compensation and Personnel Committee again utilized the expertise of an outside consulting firm to review the competitiveness of executive compensation in light of recent Corporation performance and changes in organizational structure. Working with the consulting firm, the Compensation and Personnel Committee developed a revised compensation philosophy.

  Philosophy and Strategy

     The Committee's philosophy is that compensation realized by executives should generally reflect the individual skills and contributions of the executive, as well as the Corporation's overall performance against its business plan and changes in stockholder value.

     In support of the above philosophy, the Corporation delivers a four-part executive compensation program that includes the following elements: base salary; annual incentive bonus; long-term incentives; and benefits and perquisites. On an annual or otherwise periodic basis, the Corporation will test the overall program, including targeted compensation levels, to ensure reasonable compliance with the philosophy as described herein.

  Base Salary

     On average, base salaries should generally be targeted to the median of competitive practice. The median is defined as the 50th percentile of market practice among a peer group of comparable companies.

  Annual Incentives

     Annual incentives should be targeted to approximate the market median for most positions. As a result, annual cash compensation (base salary plus incentive) should generally fall at or near the market median if the Corporation meets its objectives, and at or near the 75th percentile for exceptional performance.

  Long-Term Incentive Plans

     Long-term incentives ("LTI") should be delivered primarily in the form of equity. In general, LTI should be targeted to approximately the market median so that when combined with salary and bonus opportunity, total direct compensation ("TDC") falls at approximately median or 75th percentile market levels in special situations (depending on the targeted annual cash compensation opportunity).

     Principles governing the design of long-term incentive plans include: performance periods should stretch over multiple fiscal years to create balance between short- and long-term objectives; LTI should function to align executive and stockholder interests and enhance focus on the creation of stockholder value; the portion of an executive's total compensation opportunity attributable to LTI should increase with increasingly higher levels of responsibility; awards should support long-term retention of key contributors through vesting and other benefit provisions; and, aggregate annual share usage in employee equity plans should be carefully managed to avoid excessive levels of potential stockholder dilution.

     The primary vehicle for delivering LTI is stock options. Other LTI awards, such as restricted stock and deferred stock units, should generally be used for special purposes, such as payment of sign-on bonuses to new hires, recognition of special accomplishments, or to encourage stock ownership, or other unique events. Reflective of its desire to deliver LTI, coupled with the executive stock ownership policy described below, the Compensation and Personnel Committee has authorized a policy pursuant to which the Corporation's officers may elect, prior to the determination and communication of any cash bonus amounts, to defer all or a portion of any cash bonus. The deferred amount is awarded as Deferred Stock Units under the Corporation's Stock Incentive Plan. The Deferred Stock Units represent Common Stock awarded at a discount of 15% of the fair market value of the Common Stock on the date of the award.

  Benefits and Perquisites

     The following principles apply to design and delivery of benefits and perquisites:

     - Executives should participate in all of the broad-based benefit plans available to employees in general, at equivalent opportunity levels; and,

     - The Corporation should provide other special benefits that are typically available to executives in the competitive market, but only to the extent that such benefits are reasonable in cost, simple to administer, and supportive of the Corporation's overall business and human resource strategies.

  Executive Stock Ownership

     The Corporation has developed an executive stock ownership policy. Retention of equity is critical to the Corporation's ability to create commonality of interest between management and stockholders by tying the value of compensation already paid to future changes in stockholder value. Accumulation of equity, therefore, functions to encourage a partnership-like environment in which executives behave like owners. The ownership policy requires increasingly higher levels of ownership based on the degree to which executives are responsible for development and execution of the Corporation's business strategy.

  Compensation of the Chief Executive Officer

     Mr. Dodd's compensation is determined based on an employment agreement entered into between the Corporation and him in May 2000. That agreement provides for an annual base salary, incentive compensation of 50-75% of base salary upon the achievement of operating goals established by the Board of Directors and an automobile allowance. In connection with the commencement of his employment, Mr. Dodd was also granted stock options to purchase 450,000 shares of the Corporation's common stock. In determining the terms of Mr. Dodd's agreement, the Compensation and Personnel Committee relied, in part, on the advice of the Committee's external compensation consultant with respect to the market for chief executive officer compensation for a corporation like the Corporation. For the fiscal year 2001, the Board of Directors approved a cash bonus of $145,000 and a discounted deferred stock unit grant of $100,000 for Mr. Dodd consistent with the Corporation's incentive plan, the performance of the Corporation in 2001 and the achievement of operating goals established for Mr. Dodd by the Board of Directors.

  Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the annual tax deduction for applicable remuneration paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers to $1,000,000. Despite the fact that the Deferred Stock Units awarded in 2001 in lieu of cash bonuses do not qualify as "performance-based compensation" under Section 162(m), the Compensation and Personnel Committee does not currently expect that the compensation paid to the Corporation's executives will exceed the deduction limit set by Section 162(m).

                      COMPENSATION AND PERSONNEL COMMITTEE
                          Lawrence E. Tilton, Chairman
                               Gerard M. Moufflet
                               Matthew C. Weisman

     The foregoing report of the Compensation and Personnel Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     The graph below compares the cumulative total return on the Corporation's Common Stock from January 1, 1997 through December 31, 2001 with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Nasdaq Pharmaceutical Stock Index. Cumulative total return values were calculated assuming an investment of $100 on December 31, 1996 and reinvestment of dividends.

                            SEROLOGICALS CORPORATION

                              (PERFORMANCE GRAPH)

TOTAL RETURN ANALYSIS

  DATE    NASDAQ PHARMACEUTICAL STOCKS   THE NASDAQ STOCK MARKET   SEROLOGICALS CORPORATION
  ----    ----------------------------   -----------------------   ------------------------
12/29/96             100.00                      100.00                     100.00
12/28/97             100.60                      117.73                     115.10
12/27/98             124.41                      170.15                     198.37
12/26/99             231.51                      312.61                      47.30
12/31/00             310.26                      192.74                     110.67
12/30/01             264.42                      152.93                     159.06

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Corporation's executive officers, directors and greater than ten percent beneficial owners are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, and written representations from its executive officers and directors, the Corporation believes that all of its executive officers and directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them, except that Lawrence E. Tilton, a director of the Corporation, did not file a Form 4 within the time period required for a single transaction during September 2001.

                                 OTHER BUSINESS

     The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

     In accordance with the Corporation's Bylaws, any proposal by a stockholder which he or she believes should be voted upon at the Annual Meeting must be submitted in writing to the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting or public disclosure thereof was given or made. In accordance with the Corporation's Certificate of Incorporation, nominations for directors made by stockholders must be submitted in the same manner. Each such submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Corporation. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions. In addition, in accordance with the Exchange Act, proposals of stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 2003 Proxy Statement and form of proxy on or prior to December 10, 2002.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Corporation for the fiscal year ended December 30, 2001 (the "Annual Report") as well as the Corporation's Form 10-K are being furnished simultaneously herewith. Such Annual Report and Form 10-K are not to be considered parts of this Proxy Statement.

                              INDEPENDENT AUDITORS

     Due to the current uncertainty as to the future status of Arthur Anderson LLP and the need to carefully evaluate the capabilities and resources of other firms, the Board of Directors has not yet selected the Corporation's independent auditors for the 2002 fiscal year. Management and the Audit Committee are preparing selection criteria and an action plan for the selection of the Corporation's independent auditors for the 2002 fiscal year. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be available to make a statement if they desire to do so and to respond to questions from stockholders.

AUDIT FEES

     During the year ended December 30, 2001, the aggregate fees billed by Arthur Andersen LLP for the audit of the Corporation's financial statements including reviews of the Corporation's interim quarterly financial statements were approximately $268,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the year ended December 31, 2001, there were no fees billed for professional services related to financial information systems design and implementation.

OTHER FEES

     The aggregate fees billed for all professional services rendered by Arthur Andersen LLP for the year ended December 30, 2001 other than those described in the previous two paragraphs were approximately

$315,000 (principally for due diligence services in connection with the acquisition of the Intergen Company, internal audit services and tax services). The Audit Committee considered whether the provision of these services by Arthur Andersen LLP was compatible with maintaining Arthur Andersen LLP's independence.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,

                                          Jeffrey D. Linton
                                          Secretary

Dated: April 10, 2002
Norcross, Georgia

                            SEROLOGICALS CORPORATION

                                                                SKU #SROCM-PS-02

                                 DETACH HERE                            ZSROC2


PROXY                                                                      PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


                           SEROLOGICALS CORPORATION



The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2002, and does hereby appoint Desmond H. O'Connell, Jr., David A. Dodd and Jeffrey D. Linton or any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of Common Stock of Serologicals Corporation (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., local time, on May 7, 2002 at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN.

--------------------------------------------------------------------------------
       PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
                          IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the reverse side of this Proxy Card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

--------------------------------------      ------------------------------------

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
SEROLOGICALS CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940




                                  DETACH HERE                             ZSROC1
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
[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
----------------------------------------------
           SEROLOGICALS CORPORATION
----------------------------------------------

  1. Election of Directors.                       2. In their discretion, the proxies are authorized
                                                     to vote on such other business as may properly come
                                                     before the Meeting or any adjournment(s) thereof.









                     (01) GERARD M. MOUFFLET
                     (02) LAWRENCE E. TILTON

                FOR               WITHHOLD
                ALL    [ ]    [ ] FROM ALL
              NOMINEES            NOMINEES

[ ]
   -------------------------------------------
   For all nominees except as noted above
                                                     Mark box at right if you intend to attend the Annual
                                                     Meeting of Stockholders.                                      [ ]

                                                     Mark box at right if an address change or comment has
                                                     been noted on the reverse side of this card.                  [ ]

                                                     Please be sure to sign and date this Proxy.


Signature: ___________________________ Date: _____________ Signature: ___________________________ Date: _____________
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